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Exhibit 5.2

[Wilson Sonsini Goodrich & Rosati Professional Corporation Letterhead]

May 19, 2006

Hewlett-Packard Company
3000 Hanover Street
Palo Alto, CA 94304

        Re:  Hewlett-Packard Company—Registration Statement on Form S-3

Ladies and Gentlemen:

        At your request, we have examined the Registration Statement on Form S-3, filed or to be filed by Hewlett-Packard Company, a Delaware corporation (the "Company") with the Securities and Exchange Commission in connection with the registration pursuant to the Securities Act of 1933, as amended (the "Act"), that is automatically effective under the Act pursuant to Rule 462(e) promulgated thereunder, of, among other things, an indeterminate amount of the Company's debt securities (the "Debt Securities"). The Debt Securities are to be sold from time to time as set forth in the Registration Statement, the Prospectus contained therein (the "Prospectus") and the supplements to the Prospectus (the "Prospectus Supplements"). The Debt Securities may be senior debt securities (the "Senior Debt Securities") or subordinated debt securities (the "Subordinated Debt Securities").

        The Senior Debt Securities are to be issued pursuant to a Senior Indenture, which has been filed as an exhibit to the Registration Statement (the "Senior Indenture"), to be entered into between the Company and J.P. Morgan Trust Company, National Association, as Trustee (the "Senior Trustee"). The Subordinated Debt Securities are to be issued pursuant to a Subordinated Indenture, which has been filed as an exhibit to the Registration Statement (the "Subordinated Indenture," and collectively with the Senior Indenture, the "Indentures"), to be entered into between the Company and J.P. Morgan Trust Company, National Association, as Trustee (the "Subordinated Trustee"). Each such Indenture may be supplemented, in connection with the issuance of each such series, by a supplemental indenture or other appropriate action of the Company creating such series. The Debt Securities may be sold pursuant to an Underwriting Agreement (Debt Securities) (the "Debt Securities Underwriting Agreement"), in substantially the respective forms to be filed as exhibits to, or incorporated by reference in, the Registration Statement. The Debt Securities are to be issued in the forms included in the Indentures filed as exhibits to the Registration Statement.

        We have examined such instruments, documents and records we deemed relevant and necessary for the basis of the opinions we hereinafter express. In such examination, we have assumed (a) the authenticity of original documents and the genuineness of all signatures, (b) the conformity to the originals of all documents submitted to us as copies, (c) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed, (d) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective under the Act; (e) a prospectus supplement will have been filed with the Securities and Exchange Commission describing the securities offered thereby; (f) all securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (g) a definitive purchase, underwriting or similar agreement with respect to any securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and (h) any securities issuable upon conversion, exchange, redemption or exercise of any securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise.

        We are opining herein as to the effect of the subject transaction only with respect to the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

        Based on such examination, we are of the opinion that:

        1.     When the issuance of Senior Debt Securities has been duly authorized by appropriate corporate action and the Senior Debt Securities, in the form included in the Senior Indenture filed, or incorporated by reference, as an exhibit to the Registration Statement, have been duly completed, executed, authenticated and delivered in accordance with the Senior Indenture and sold pursuant to the Debt Securities Underwriting Agreement, the applicable definitive purchase agreement or similar agreement approved by or on behalf of the Board of Directors of the Company (the "Board") or upon exercise of Warrants to purchase Senior Debt Securities, and (in the case of Senior Debt Securities acquired on the exercise of Warrants to purchase Senior Debt Securities) when the Company shall have received any additional consideration which is payable upon such exercise and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplements relating thereto, the Senior Debt Securities will be legal, valid and binding obligations of the Company, entitled to the benefits of the Senior Indenture.

        2.     When the issuance of Subordinated Debt Securities has been duly authorized by appropriate corporate action and the Subordinated Debt Securities, in the form included in the Subordinated Indenture filed, or incorporated by reference, as an exhibit to the Registration Statement, have been duly completed, executed, authenticated and delivered in accordance with the Subordinated Indenture and sold pursuant to the Debt Securities Underwriting Agreement, the applicable definitive purchase agreement or similar agreement approved by or on behalf of the Board or upon exercise of Warrants to purchase Subordinated Debt Securities, and (in the case of Subordinated Debt Securities acquired on the exercise of Warrants to purchase Subordinated Debt Securities) when the Company shall have received any additional consideration which is payable upon such exercise and as described in the Registration Statement, any amendment thereto, the Prospectus and any Prospectus Supplements relating thereto, the Subordinated Debt Securities will be legal, valid and binding obligations of the Company, entitled to the benefits of the Subordinated Indenture.

        Our opinion that any document is legal, valid and binding is qualified as to:

          (a)   limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

          (b)   rights to indemnification and contribution which may be limited by applicable law or equitable principles; and

          (c)   general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, and limitation of rights of acceleration regardless of whether such enforceability is considered in a proceeding in equity or at law.

        We hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and the use of our name wherever it appears in the Registration Statement, the Prospectus, the Prospectus Supplements, and in any amendment of supplement thereto. In addition, we consent to the reliance by Charles N. Charnas, Vice President, Deputy General Counsel and Assistant Secretary of the Company, on this letter for the purposes of rendering his legal opinion filed as Exhibit 5.1 to the Registration Statement as to the matters covered hereby. In giving such consent, we do not believe that we are "experts" within the meaning of such term used in the Act or the rules and regulations of the

Securities and Exchange Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,
WILSON SONSINI GOODRICH & ROSATI Professional Corporation
/s/ WILSON SONSINI GOODRICH & ROSATI

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  Exhibit 5.2